Exhibit 24.2

POWER OF ATTORNEY

Know all men by these presents, that Rear Admiral Kathleen Martin hereby constitutes and appoints Thomas J. Campbell, Douglas T. Lake Jr., James D. Van Dusen, James M. Kempton and William O. King III, and each of them, any of whom may act without joinder of the other, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in her name, place and stead, in any and all capacities, to sign the registration statement on Form S-1 of Caliburn International Corporation (File No. 333-227911) (the “Registration Statement”) and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

REAR ADMIRAL KATHLEEN MARTIN

/s/ Kathleen Martin

Director

Date: October 31, 2018